SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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The Timken Company

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Notice of
2004
Annual Meeting of
Shareholders
and
Proxy Statement

THE TIMKEN COMPANY
Canton, Ohio U.S.A.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AUDIT COMMITTEE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION
APPROVAL OF THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN
AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE
SUBMISSION OF SHAREHOLDER PROPOSALS
SHAREHOLDER COMMUNICATIONS
GENERAL
APPENDIX A

W. R. Timken, Jr.	WORLDWIDE LEADER IN BEARINGS AND STEEL
Chairman – Board of Directors

March 1, 2004

Dear Shareholder:

The 2004 Annual Meeting of The Timken Company will be held on Tuesday, April 20, 2004, at ten o’clock in the morning at the corporate offices of the Company in Canton, Ohio.

This year, you are being asked to act upon two matters recommended by your Board of Directors. Details of these matters are contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Please read the enclosed information carefully before voting your shares. Voting your shares as soon as possible will ensure your representation at the meeting, whether or not you plan to attend.

I appreciate the strong support of our shareholders over the years and look forward to a similar vote of support at the 2004 Annual Meeting.

Sincerely,

W. R. Timken, Jr.

Enclosure

1835 Dueber Avenue, S.W.
THE TIMKEN COMPANY	Canton, Ohio 44706-0927 USA Telephone: (330) 438-3000

THE TIMKEN COMPANY
Canton, Ohio

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, April 20, 2004, at 10:00 A.M., at 1835 Dueber Avenue, S.W., Canton, Ohio, for the following purposes:

1.	To elect five Directors to serve in Class I for a term of three years.

2.	To approve The Timken Company Long-Term Incentive Plan, as Amended and Restated as of February 6, 2004.

3.	To transact such other business as may properly come before the meeting.

Holders of Common Stock of record at the close of business on February 20, 2004, are the shareholders entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PROVIDED ON THE ENCLOSED PROXY CARD.

SCOTT A. SCHERFF
Corporate Secretary and
Assistant General Counsel

March 1, 2004

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR
PROXY CARD OR VOTE ELECTRONICALLY.

THE TIMKEN COMPANY
____________________

PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors in connection with the Annual Meeting of Shareholders to be held April 20, 2004, for the purpose of considering and acting upon the matters specified in the foregoing Notice. The mailing address of the corporate offices of the Company is 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798. The approximate date on which this Proxy Statement and form of proxy will be first sent or given to shareholders is March 1, 2004.

     The Board of Directors is not aware that matters other than those specified in the foregoing Notice will be brought before the meeting for action. However, if any such matters should be brought before the meeting, the persons appointed as proxies may vote or act upon such matters according to their judgment.

ELECTION OF DIRECTORS

     The Company presently has fourteen Directors who, pursuant to the Amended Regulations of the Company, are divided into three classes with five Directors in Class I, four Directors in Class II and five Directors in Class III. At the Board of Directors’ meeting held on November 7, 2003, the Board passed a resolution increasing the size of the Board from thirteen to fourteen Directors, and Frank C. Sullivan was elected by the Directors then in office to fill the vacancy apportioned to Class I. At the Board of Directors’ meeting held on February 6, 2004, the Board passed a resolution decreasing the number of Directors from fourteen to thirteen effective as of the 2004 Annual Meeting. The decrease of one Director was apportioned to Class III. At the 2004 Annual Meeting, five Directors will be elected to serve in Class I for a three-year term to expire at the 2007 Annual Meeting. Under Ohio law and the Company’s Amended Regulations, candidates for Director receiving the greatest number of votes shall be elected. Current Director Martin D. Walker will retire from the Board after nine years of service as of the 2004 Annual Meeting when his three-year term expires, and current Director Stanley C. Gault will also retire from the Board at that time after sixteen years of service.

     If any nominee becomes unable, for any reason, to serve as a Director, or should a vacancy occur before the election (which events are not anticipated), the Directors then in office may substitute another person as a nominee or may reduce the number of nominees as they shall deem advisable.

ITEM NO. 1
ELECTION OF CLASS I DIRECTORS

     The Board of Directors, by resolution at its February 6, 2004, meeting, nominated the five individuals set forth below to be elected Directors in Class I at the 2004 Annual Meeting to serve for a term of three years expiring at the Annual Meeting in 2007 (or until their respective successors are elected and qualified). All of the nominees have been previously elected as a Director by the shareholders except Mr. Jasinowski and Mr. Sullivan. Each of the nominees listed below has consented to serve as a Director if elected.

     Unless otherwise indicated on any proxy, the persons named as proxies on the enclosed proxy form intend to vote the shares covered by such proxy form in favor of the nominees named below.

     The following table, based on information obtained in part from the respective nominees and in part from the records of the Company, sets forth information regarding each nominee as of January 12, 2004.

	Age; Principal Position or Office;	Director
	Business Experience for Last Five Years;	Continuously
Name of Nominee	Directorships of Publicly Held Companies	Since
James W. Griffith	50, President and Chief Executive Officer of The Timken Company. Previous positions: President and Chief Operating Officer; Group Vice President – Bearings – North American Automotive, Asia Pacific and Latin America. Director of: Goodrich Corporation.	1999

Jerry J. Jasinowski	65, President – National Association of Manufacturers, the nation’s largest industrial trade association. Director of: webMethods, Inc.; Harsco Corporation.	- - -

John A. Luke, Jr.	55, Chairman and Chief Executive Officer of MeadWestvaco Corporation, a leading global producer of packaging, coated and specialty papers, consumer and office products, and specialty chemicals. Previous positions: Chairman, President and Chief Executive Officer of MeadWestvaco Corporation; President and Chief Executive Officer of MeadWestvaco Corporation; Chairman, President and Chief Executive Officer of Westvaco Corporation. Director of: The Bank of New York Company, Inc.; FM Global; MeadWestvaco Corporation.	1999

Frank C. Sullivan	43, President and Chief Executive Officer of RPM International Inc., a world leader in specialty coatings. Previous position: President and Chief Operating Officer, RPM International Inc. Director of: RPM International Inc.	2003

Ward J. Timken	61, President — Timken Foundation. Previous position: Vice President of The Timken Company.	1971

CONTINUING DIRECTORS

     The remaining eight Directors, named below, will continue to serve in their respective classes until their respective terms expire. The following table, based on information obtained in part from the respective Directors and in part from the records of the Company, sets forth information regarding each continuing Director as of January 12, 2004.

	Age; Principal Position or Office;		Director
	Business Experience for Last Five Years;	Term	Continuously
Name of Director	Directorships of Publicly Held Companies	Expires	Since

Robert W. Mahoney	67, Retired Chairman of the Board of Diebold, Incorporated, a company specializing in the automation of self-service transactions, security products, software and service for its products.	April 2005	1992
	Previous positions: Chairman of the Board and Chief Executive Officer of Diebold, Incorporated; President and Chief Executive Officer of Diebold, Incorporated.
	Director of: Sherwin-Williams Co.; Federal Reserve Bank of Cleveland (Chairman).

Jay A. Precourt	66, Chairman of the Board and Chief Executive Officer of ScissorTail Energy, a gatherer and processor of natural gas; Chairman of the Board of Hermes Consolidated Inc., a gatherer, transporter and refiner of crude oil and crude oil products. Previous positions: Vice Chairman and Chief Executive Officer of Tejas Gas, LLC; President of Tejas Gas, LLC, an intrastate gatherer, transporter and marketer of natural gas; Chairman of the Board of Coral Energy L.P., a marketer of electricity and natural gas.	April 2005	1996
	Director of: Apache Corporation; Founders Funds, Inc.; Halliburton Company; Chairman of the Board of Hermes Consolidated Inc.

Joseph W. Ralston	60, Vice Chairman, The Cohen Group, an organization that provides clients with comprehensive tools for understanding and shaping their business, political, legal, regulatory and media environments.	April 2006	2003
	Previous positions: General – United States Air Force (Retired); Supreme Allied Commander, Europe, NATO; Vice Chairman, Joint Chiefs of Staff. Director of: Lockheed Martin Corporation; URS Corporation.

John M. Timken, Jr.	52, Private Investor	April 2006	1986

W. R. Timken, Jr.	65, Chairman – Board of Directors of The Timken Company.	April 2006	1965
Previous positions: Retired as an executive of The Timken Company at the end of 2003, but remains non-executive Chairman;
	Chairman and CEO; Chairman, President and CEO. Director of: Diebold, Incorporated.

	Age; Principal Position or Office;		Director
	Business Experience for Last Five Years;	Term	Continuously
Name of Director	Directorships of Publicly Held Companies	Expires	Since

Ward J. Timken, Jr.	36, Executive Vice President and President - Steel of The Timken Company.	April 2005	2002
	Previous positions: Corporate Vice President – Office of the Chairman; Vice President – Latin America.

Joseph F. Toot, Jr.	68, Retired President and Chief Executive Officer of The Timken Company. Director of: PSA Peugeot Citroen; Rockwell Automation, Inc.; Rockwell Collins, Inc.	April 2005	1968

Jacqueline F. Woods	56, Retired President of SBC Ohio, a telecommunications company. Director of: Anderson’s Inc.	April 2006	2000

     The Board of Directors has adopted the independence standards of the New York Stock Exchange listing requirements for determining the independence of directors. The Board has determined that the following continuing directors or director nominees meet those standards: Jerry J. Jasinowski, John A. Luke, Jr., Robert W. Mahoney, Jay A. Precourt, Joseph W. Ralston, Frank C. Sullivan, John M. Timken, Jr., Joseph F. Toot, Jr., and Jacqueline F. Woods.

     W.R. Timken, Jr. and Ward J. Timken are brothers and are cousins of John M. Timken, Jr. Ward J. Timken, Jr. is the son of Ward J. Timken and the nephew of W. R. Timken, Jr. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During 2003, there were seven meetings of the Board of Directors, six meetings of its Audit Committee, four meetings of its Compensation Committee, and six meetings of its Nominating and Corporate Governance Committee. All nominees for Director and all continuing Directors attended 75 percent or more of the meetings of the Board and its Committees that they were eligible to attend. Members of the Board of Directors are expected to attend the Annual Meeting of Shareholders. Twelve of the thirteen Board members attended last year’s Annual Meeting. At each regularly scheduled meeting of the Board of Directors, the independent directors meet in executive session. The Chairpersons of the standing committees preside over those sessions on a rotating basis.

     Each Nonemployee Director who served in 2003 was paid at the annual rate of $35,000 for services as a Director. Each Nonemployee Director serving at the time of the Annual Meeting of Shareholders on April 22, 2003, received a grant of 500 shares of Common Stock and a grant of 3,000 nonqualified stock options under The Timken Company Long-Term Incentive Plan, as Amended and Restated, following the meeting, and such Directors and nominees for Director will receive annual grants of Common Stock and stock options under the Plan following the Annual Meeting of Shareholders each year as long as they serve as Nonemployee Directors. If shareholders approve the changes to The Timken Company Long-Term Incentive Plan, as Amended and Restated, under Item 2 of this proxy statement, annual grants to Nonemployee Directors of Common Stock will increase from 500 shares to 1,000 shares beginning in April, 2004. Upon election to the Board, a new Nonemployee Director receives a grant of 2,000 restricted shares under The Timken Company Long-Term Incentive Plan, as Amended and Restated, and Mr. Ralston received such a grant upon his election in April, 2003, as did Mr. Sullivan upon his election in November, 2003.

     Any Director may elect to defer the receipt of all or a specified portion of his or her cash and/or stock compensation based upon the provisions of The Director Deferred Compensation Plan adopted by the Board on February 4, 2000. Pursuant to the plan, cash fees can be deferred into a notional account to be paid at a future date. The cash account will be adjusted through investment crediting options which include a benchmark interest rate quarterly and the total shareholder return of the Company’s Common Stock, with amounts paid either in a lump sum or in installments in cash. Each Nonemployee Director serving at the time of the 2003 Annual Meeting of Shareholders was credited with an amount equal to the value of 500 shares of Common Stock under this plan, which must be deferred for at least three years and will be paid out in cash based on the total shareholder return option. Stock compensation can be deferred to a future date and paid either in a lump sum or installments and is payable in shares plus a cash amount representing dividend equivalents during the deferral period. Directors who are employees of the Company receive no separate fees as Directors of the Company.

AUDIT COMMITTEE

     The Company has a separately designated standing Audit Committee (the “Committee”) of the Board of Directors, established in accordance with the requirements of the Securities Exchange Act of 1934. The Committee generally has oversight responsibility with respect to the Company’s independent auditors and the integrity of the Company’s financial statements. The Committee is composed of Jay A. Precourt (Chairman), Robert W. Mahoney, Joseph W. Ralston, Frank C. Sullivan and John M. Timken, Jr. All members of the Committee are independent as defined in the listing standards of the New York Stock Exchange. The Board of Directors of the Company has determined that the Company has at least one audit committee financial expert serving on the Committee, and has designated Jay A. Precourt as that expert. The Chairperson of the Committee receives $20,000 annually in addition to his base director compensation and other members of the Committee receive an additional $10,000 annually.

     The Committee’s charter is available on the Company’s website at www.timken.com and copies are available upon request to the Company’s Corporate Secretary using the process described on page 36.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited financial statements of the Company contained in the Company’s Annual Report to Shareholders for the year ended December 31, 2003. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosure and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), has discussed with the Company’s independent auditors such independent auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the U.S. Securities and Exchange Commission.

Jay A. Precourt, Chairman
Robert W. Mahoney
Joseph W. Ralston
Frank C. Sullivan
John M. Timken, Jr.

COMPENSATION COMMITTEE

     The Company has a standing Compensation Committee (the “Committee”). The Committee establishes and administers the Company’s policies, programs and procedures for compensating its senior management and Board of Directors. Members of the Committee are Stanley C. Gault (Chairman), John A. Luke, Jr., Joseph W. Ralston, Martin D. Walker, and Jacqueline F. Woods. All members of the Committee are independent as defined in the listing standards of the New York Stock Exchange. The Chairperson of the Committee receives $15,000 annually in addition to his base director compensation and the other members of the Committee receive an additional $7,500 annually.

     The Committee’s charter is available on the Company’s website at www.timken.com and copies are available upon request to the Company’s Corporate Secretary using the process described on page 36.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Company has a standing Nominating and Corporate Governance Committee (the “Committee”). The Nominating and Corporate Governance Committee is responsible for, among other things, evaluating new Director candidates and incumbent Directors, and recommending Directors to serve as members of the Board Committees. Members of the Nominating and Corporate Governance Committee are Robert W. Mahoney (Chairman), John A. Luke, Jr., Joseph F. Toot, Jr. and Jacqueline F. Woods. All members of the Committee are independent as defined in the listing standards of the New York Stock Exchange. The Chairperson of the Committee receives $15,000 annually in addition to his base Director compensation and other members of the Committee receive an additional $7,500 annually.

     Director candidates recommended by shareholders will be considered in accordance with the Company’s by-laws or otherwise. In order for a shareholder to submit a recommendation, the shareholder must deliver a communication by registered mail or in person to the Nominating and Corporate Governance Committee, c/o The Timken Company, 1835 Dueber Avenue, S.W., P.O. Box 6932, Canton, Ohio 44706-0932. Such communication should include the proposed candidate’s qualifications, any relationship between the shareholder and the proposed candidate and any other information that the shareholder would consider useful for the Committee to consider in evaluating such candidate. The general policies and procedures of the Board of Directors provide that general criteria for Director candidates include, but are not limited to, the highest integrity and ethical standards, the ability to provide wise and informed guidance to management, a willingness to pursue thoughtful, objective inquiry on important issues before the Company, and a range of experience and knowledge commensurate with the Company’s needs as well as the expectations of knowledgeable investors. The Committee will consider individuals believed to be qualified to become Directors and will recommend candidates to the Board of Directors to fill new or vacant positions. In recommending candidates, the Committee will consider such factors as it deems appropriate, consistent with the factors set forth in the Board of Directors’ general policies and procedures. The Committee is also responsible for reviewing the qualifications of, and making recommendations to the Board of Directors for Director nominations submitted by shareholders. All Director nominees are evaluated in the same manner by the Nominating and Corporate Governance Committee, without regard to the source of the nominee recommendation.

     With respect to each person approved by the Nominating and Corporate Governance Committee for inclusion in the Company’s 2004 Proxy Statement as a Director nominee (other than those nominees who are executive officers or who are Directors standing for re-election), Jerry J. Jasinowski was recommended by an executive officer of the Company, and Frank C. Sullivan was recommended by the Company’s Chief Executive Officer.

     The Committee’s charter is available on the Company’s website at www.timken.com and copies are available upon request to the Company’s Corporate Secretary using the process described on page 36.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table shows, as of January 12, 2004, the beneficial ownership of Common Stock of the Company by each continuing Director and nominee for election as a Director, by the Chairman – Board of Directors (who is also a Director), the President and Chief Executive Officer (who is also a Director) and the three other most highly compensated Executive Officers during 2003, and by all continuing Directors, nominees for Director and Officers as a group. Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and is based on the sole or shared power to vote or direct the voting or to dispose or direct the disposition of Common Stock. Beneficial ownership as determined in this manner does not necessarily bear on the economic incidents of ownership of Common Stock.

	Amount and Nature of Beneficial Ownership of Common Stock

	Sole Voting	Shared Voting
	Or Investment	or Investment		Aggregate		Percent of
Name	Power (1)	Power		Amount (1)		Class

Michael C. Arnold	112,147	0		112,147		*

Bill J. Bowling	498,281	0		498,281		*

Glenn A. Eisenberg	68,622	0		68,622		*

James W. Griffith	338,422	964		339,386		*

Jerry J. Jasinowski	0	0		0		*

John A. Luke, Jr.	13,516	0		13,516		*

Robert W. Mahoney	16,276	0		16,276		*

Jay A. Precourt	26,383	0		26,383		*

Joseph W. Ralston	3,029	0		3,029		*

Frank C. Sullivan	3,500	0		3,500		*

John M. Timken, Jr.	658,888 (2)	818,610	(3)	1,477,498	(2) (3)	1.6%

Ward J. Timken	501,299	6,283,690	(3)	6,784,989	(3)	7.6%

Ward J. Timken, Jr.	126,457	5,328,298	(3)	5,454,755	(3)	6.1%

W. R. Timken, Jr.	1,192,377	7,123,918	(3)	8,316,295	(3)	9.2%

Joseph F. Toot, Jr.	296,521	200		296,721		*

Jacqueline F. Woods	12,779	0		12,779		*

All Directors, Nominees for Director and Officers as a Group (4)	4,709,626	7,301,410		12,011,036		13.1%

     *   Percent of class is less than 1%.

(1)	Includes shares which the individual or group named in the table has the right to acquire, on or before March 12, 2004, through the exercise of stock options pursuant to the 1985 Incentive Plan and the Long-Term Incentive Plan, as Amended and Restated, as follows: Michael C. Arnold – 81,850; Bill J. Bowling – 403,400; Glenn A. Eisenberg – 15,000; James W. Griffith – 250,750; John A. Luke, Jr. – 9,000; Robert W. Mahoney – 9,000; Jay A. Precourt – 9,000; John M. Timken, Jr. – 9,000; Ward J. Timken – 47,750; Ward J. Timken, Jr. – 33,250; W. R. Timken, Jr. – 901,000; Joseph F. Toot, Jr. – 227,000; Jacqueline F. Woods – 9,000; all Directors, Nominees and Officers as a Group – 2,580,100. Also includes 5,388 shares for W. R. Timken, Jr. earned as dividend equivalents which have vested, but whose issuance has been deferred until a later date under the Company’s Deferred Compensation Plan, and 2,000 shares for Frank Sullivan, and 500 shares for Jacqueline Woods awarded as annual grants under the Long-Term Incentive Plan but whose receipt has been deferred until a later date under the Director Deferred Compensation Plan. Such shares have been treated as outstanding for the purpose of calculating the percentage of the class beneficially owned by such individual or group, but not for the purpose of calculating the percentage of the class owned by any other person.

(2)	Includes 248,427 shares for which John M. Timken, Jr. has sole voting and investment power as trustee of three trusts created as the result of distributions from the estate of Susan H. Timken.

(3)	Includes shares for which another individual named in the table is also deemed to be the beneficial owner, as follows: John M. Timken, Jr. – 806,150; Ward J. Timken – 6,203,062; Ward J. Timken, Jr. – 5,319,488; W. R. Timken, Jr. – 6,937,668.

(4)	The number of shares beneficially owned by all Directors, nominees for Directors and Officers as a group has been calculated to eliminate duplication of beneficial ownership. This group consists of 25 individuals.

     Members of the Timken family, including John M. Timken, Jr.; Ward J. Timken; Ward J. Timken, Jr. and W. R. Timken, Jr., have in the aggregate sole or shared voting power with respect to at least an aggregate of 12,471,727 shares (13.8%) of Common Stock, which amount includes 991,000 shares that members of the Timken family have the right to acquire, on or before March 12, 2004, and shares deferred as set forth in Footnote (1) above. The members of the Timken family identified in the table are not deemed to be the beneficial owners of all such shares. The Timken Foundation of Canton, 200 Market Avenue, North, Suite 201, Canton, Ohio 44702, holds 5,247,944 of these shares, representing 5.8% of the outstanding Common Stock. Ward J. Timken, W. R. Timken, Jr. and Nancy S. Knudsen are trustees of the Foundation and share the voting and investment power.

     Participants in the Company’s Savings and Investment Pension Plan have voting power over an aggregate of 9,289,971 shares (10.4%) of the Company’s outstanding Common Stock.

     A filing with the Securities and Exchange Commission dated January 12, 2004, by FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, indicated that it has or shares voting or investment power over 9,265,640 shares (10.4%) of the Company’s outstanding Common Stock.

     A filing with the Securities and Exchange Commission dated January 26, 2004, by Lord, Abbett & Co., 90 Hudson Street, Jersey City, New Jersey 07302, indicated that it has voting or investment power over 9,318,875 shares (10.5%) of the Company’s outstanding Common Stock.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for the Company’s Chief Executive Officer and the four other most highly compensated Executive Officers who were Executive Officers at the end of 2003.

			ANNUAL		LONG TERM COMPENSATION
		COMPENSATION			AWARDS

				(A)	(B)
				OTHER	RESTRICTED	SECURITIES	(C)
				ANNUAL	STOCK	UNDERLYING	ALL OTHER
NAME AND		SALARY	BONUS	COMP	AWARD(S)	OPTIONS	COMP
PRINCIPAL POSITION	YEAR	($)	($)	($)	($)	(#)	($)

W. R. Timken, Jr. (D)	2003	1,050,000	1,467,221	3,336	0	165,000	126,507
Chairman of the Board	2002	950,000	500,000	0	1,080,000	100,000	87,941
	2001	950,000	0	357		135,000	100,766

James W. Griffith (E)	2003	800,000	450,000	2,640	348,200	80,000	89,492
President and Chief	2002	712,500	422,000	181	1,080,000	50,000	56,204
Executive Officer	2001	650,000	0	11,543		85,000	51,863

Bill J. Bowling	2003	600,000	100,000	3,013	0	30,000	81,740
Executive Vice President,	2002	550,000	250,000	348	540,000	35,000	55,541
Chief Operating Officer	2001	550,000	0	14,969		60,000	62,441
and President - Steel

Glenn A. Eisenberg (E)	2003	500,000	175,000	0	0	50,000	56,263
Executive Vice President -	2002	438,587	285,000	67,520	833,000	50,000	38,983
Finance and Administration

Michael C. Arnold	2003	375,000	150,000	545	0	40,000	34,259
President - Industrial	2002	345,000	125,000	109	405,000	15,000	22,586
	2001	305,000	0	0		35,000	24,126

(A)	Reflects reimbursement of taxes resulting from payment of company-related spousal travel expenses. In addition, for 2002 figures, this column also reflects $60,819 in temporary living and relocation expenses and $6,701 reimbursement for related taxes resulting from the 2002 relocation for Mr. Eisenberg.

(B)	Restricted shares vest at the rate of 25% per year starting on the first anniversary of the grant with the exception of the grant awarded to Mr. Eisenberg in 2001 upon his hire. Mr. Eisenberg’s grant will vest 6,000 shares per year, on his anniversary date of hire, for years 2003 through 2006, with the remaining 26,000 shares vesting in year 2007. At the end of 2003, unvested restricted shares for Mr. Griffith totaled 50,000 with a value of $1,009,500; Mr. Eisenberg held a total of 44,000 Restricted Shares with a value of $888,360; and Mr. Arnold held a total of 11,250 Restricted Shares with a value of $227,138. Dividends are paid on Restricted Shares at the same rate as paid to all shareholders. In conjunction with their retirements on December 31, 2003, Mr. Timken’s remaining 30,000 Restricted Shares and Mr. Bowling’s remaining 15,000 Restricted Shares from their 2002 grants became fully vested. The value of the vested shares for Mr. Timken was $605,700. The value of the vested shares for Mr. Bowling was $302,850.

(C)	The amounts shown in this column for 2003 have been derived as follows:

Mr. Timken:

$8,400 annual Company contribution to the Savings and Investment Pension Plan (SIP Plan).
$62,900 annual Company contribution to the Post Tax Savings and Investment Pension Plan (Post Tax SIP Plan).
$55,207 annual Company paid life insurance premium.

Mr. Griffith:

$8,400 annual Company contribution to the SIP Plan. $47,812 annual Company contribution to the Post Tax SIP Plan. $33,280 annual Company paid life insurance premium.

Mr. Bowling:

$8,400 annual Company contribution to the SIP Plan. $30,700 annual Company contribution to the Post Tax SIP Plan. $42,640 annual Company paid life insurance premium.

Mr. Eisenberg:

$8,400 annual Company contribution to the SIP Plan. $24,990 annual Company contribution to the Post Tax SIP Plan. $22,873 annual Company paid life insurance premium.

Mr. Arnold:

$8,400 annual Company contribution to the SIP Plan. $15,825 annual Company contribution to the Post Tax SIP Plan. $10,034 annual Company paid life insurance premium.

(D)	Mr. Timken retired as an executive officer of the Company on December 31, 2003. Pursuant to an agreement entered into between the Company and Mr. Timken in connection with his retirement, Mr. Timken has agreed to serve as Chairman of the Board of Directors in a non-executive capacity for such period as he remains on the Board and is elected Chairman by the Board of Directors. In addition, Mr. Timken has agreed to provide consulting and other services to the Company for such period as he and the Company agree (the “Service Period”). Pursuant to the agreement, Mr. Timken will be paid $480,000 per year for his service as Chairman of the Board of Directors, in lieu of the cash compensation paid to non-employee directors generally. Following his service as Chairman of the Board of Directors, Mr. Timken will be paid $100,000 per year during the remainder of the Service Period, in lieu of the cash compensation paid to non-employee directors generally. Pursuant to the agreement, Mr. Timken received a payment of $817,221 on January 2, 2004, which is included in the “Bonus” amount for 2003. The other $650,000 included in the “Bonus” amount for 2003 represents Mr. Timken’s incentive award under the Senior Executive Management Performance Plan for 2003. Pursuant to the agreement, an additional payment of $715,750 will be paid to Mr. Timken on January 2, 2005. Mr. Timken will also receive a monthly payment of $18,334 for the remainder of his life, with fifty percent of this amount continuing following his death to his spouse for the remainder of her life. This amount is in addition to the other retirement benefits to which Mr. Timken is entitled. In addition, during the Service Period Mr. Timken will be provided an office and administrative support, and will have access to Company aircraft services for Company-related business. Mr. Timken will also be reimbursed for travel and other expenses incurred by him and his spouse for Company-related business. The agreement obligates Mr. Timken to refrain from competing with the Company for a five-year period following the end of the Service Period.

(E)	Mr. Griffith was elected President and Chief Operating Officer on November 5, 1999. He became President and Chief Executive Officer on July 30, 2002. Mr. Eisenberg joined the Company on January 10, 2002, as Executive Vice President – Finance and Administration. Upon joining the Company, Mr. Eisenberg was given a $100,000 signing bonus, which is included in the “Bonus” amount for 2002.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock option grants made to the individuals named in the Summary Compensation Table during 2003 pursuant to The Timken Company Long-Term Incentive Plan, as Amended and Restated.

INDIVIDUAL GRANTS

		PERCENT
	(A)	OF TOTAL			(C)
	NUMBER OF	OPTIONS	(B)		GRANT
	SECURITIES	GRANTED TO	EXERCISE		DATE
	UNDERLYING	EMPLOYEES	OR BASE		PRESENT
	OPTIONS	IN FISCAL	PRICE	EXPIRATION	VALUE
NAME	GRANTED	YEAR	($/SHARE)	DATE	($)

W. R. Timken, Jr.	165,000	10.9%	$17.56	April 15, 2013	1,056,000

James W. Griffith	80,000	5.3%	$17.56	April 15, 2013	512,000

Bill J. Bowling	30,000	2.0%	$17.56	April 15, 2013	192,000

Glenn A. Eisenberg	50,000	3.3%	$17.56	April 15, 2013	320,000

Michael C. Arnold	40,000	2.6%	$17.56	April 15, 2013	256,000

(A)	These options were granted on April 15, 2003, and are exercisable beginning 12 months after the date granted, with 25% of the options covered thereby becoming exercisable at that time and with an additional 25% becoming exercisable on each of the following three anniversaries. The agreements pertaining to these options provide that such options will become exercisable in full and will vest in the event of normal retirement, early retirement with company consent, death, disability or a change in control, as defined in such agreements, of the Company. Mr. Timken’s and Mr. Bowling’s oustanding unvested options immediately vested upon their retirements on December 31, 2003.

(B)	The exercise or base price per share represents the fair market value of the Company’s Common Stock as of the grant date.

(C)	The rules on executive compensation disclosure issued by the Securities and Exchange Commission authorize the use of variations of the Black-Scholes option-pricing model in valuing executive stock options. The Company used this model to estimate grant date present value. In applying this model, basic assumptions were made concerning variables such as expected option term, interest rates, stock price volatility and future dividend yield, to establish an initial option value. The initial option value was then reduced to reflect vesting restrictions. This adjustment was accomplished by discounting the initial option value to reflect estimates of annual executive turnover and the average vesting period. There is, of course, no assurance that the value actually realized by an executive will be at or near the estimated value, for the actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

The following assumptions were used in establishing the initial option value for the options granted on April 15, 2003: (a) an option term of 8 years, which is the expected life of the option based on historical experience of stock option exercises by executives at the Company; (b) an interest rate of 3.940% , which corresponds to the yield to maturity on an 8-year U.S. Treasury strip on April 11, 2003; (c) volatility of .3740, calculated using the quarter-ending stock prices for 5 years prior to the grant date; and (d) dividend yield of 3.36%, the average amount paid annually over the 5 years prior to grant date. The following assumptions were used to discount the initial value for vesting restrictions: (a) discount factor of 3% per year, the estimated annual turnover for executives excluding retirement, and (b) an average vesting period of 2.5 years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock option grants for the individuals named in the Summary Compensation Table under The Timken Company Long-Term Incentive Plan, as Amended and Restated.

					(B)
			NUMBER OF SECURITIES		VALUE OF IN-THE-MONEY
	SHARES		UNDERLYING OPTIONS AT		OPTIONS AT
	ACQUIRED	(A)	FISCAL YEAR-END		FISCAL YEAR-END
	ON	VALUE	(#)		($)
	EXERCISE	REALIZED
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

W. R. Timken, Jr.(C)	0	0	923,500	0	1,775,320	0

James W. Griffith	0	0	238,250	193,750	587,409	503,131

Bill J. Bowling (C )	0	0	378,400	0	674,614	0

Glenn A. Eisenberg	0	0	7,500	92,500	27,075	206,225

Michael C. Arnold	0	0	81,850	76,250	193,773	219,588

(A)	The value to be realized on the exercise of options is based on the difference between the exercise price and the fair market value of the Company’s Common Stock on the date of exercise.

(B)	Based on the difference between the exercise price and the closing stock price on the New York Stock Exchange at year-end.

(C)	As a result of their retirements on December 31, 2003, all outstanding unvested stock options for Mr. Timken and Mr. Bowling automatically vested and became exercisable.

LONG-TERM INCENTIVE PLAN – AWARDS IN LAST FISCAL YEAR

     The following table provides information relating to the performance unit awards that were made in 2003 to the individuals named in the Summary Compensation Table under The Timken Company Long-Term Incentive Plan, as Amended and Restated.

	NUMBER OF
	SHARES,UNITS	PERFORMANCE OR		ESTIMATED FUTURE PAYOUTS
	OR	OTHER PERIOD	UNDER NON-STOCK PRICE BASED PLANS
	OTHER RIGHTS	UNTIL MATURATION
NAME	(#)	OR PAYOUT	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)

W. R. Timken, Jr. (A) (B)	10,500	1/1/2003 – 12/31/2005	175,000	300,000	525,000

James W. Griffith (A)	8,000	1/1/2003 – 12/31/2005	400,000	800,000	1,200,000

Bill J. Bowling (A) (B)	4,800	1/1/2003 – 12/31/2005	80,000	160,000	240,000

Glenn A. Eisenberg (A)	4,000	1/1/2003 – 12/31/2005	200,000	400,000	600,000

Michael C. Arnold (A)	2,625	1/1/2003 – 12/31/2005	131,000	262,500	393,750

(A)	Represents performance units awarded during 2003. Each performance unit has a cash value of $100.00. Payouts of awards are subject to the attainment of performance goals tied to the achievement of Return on Equity and Sales Growth targets. Each measure is weighted equally. For a payment to be earned, the final actual performance during the performance period must exceed the threshold performance levels for both Return on Equity and Sales Growth. If the threshold performance level for either measure is not attained, then no payout will occur. For both measures combined, if an award is payable, the minimum award is limited to 50% of target and the maximum award is limited to 150% of target. Performance units earned are payable to the grantee in cash or Common Shares, as determined by the Compensation Committee, and as soon as practicable after the performance period.

(B)	The 2003 performance unit grant covers the three-year performance period of 2003 - 2005. As Mr. Timken and Mr. Bowling retired after completing one full year of the performance period but prior to the completion of the full three-year cycle, their eligibility is restricted to a prorated (one-third) award if the final cycle performance warrants a payout.

EQUITY COMPENSATION PLAN INFORMATION

     The table below sets forth certain information regarding the following equity compensation plan of the Company as of December 31, 2003: The Timken Company Long-Term Incentive Plan, as Amended and Restated as of January 30, 2002 (the “LTIP”), pursuant to which the Company has made equity compensation available to eligible persons.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a)
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	8,538,270 (1)	$18.63	1,555,559 (2)/ (3)

(1)	The Common Shares set forth in column (a) do not include any payouts that may be made in connection with our Performance Units because such payouts may be made in cash or, under some circumstances, may not be made at all.

(2)	The Common Shares set forth in column (c) represent those remaining available under the LTIP, which authorizes the Compensation Committee to make awards of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, and Performance Shares. Awards may be credited with dividend equivalents payable in the form of Company Common Shares. In addition, under the LTIP nonemployee directors are entitled to awards of Restricted Shares, Common Shares and Option Rights pursuant to a formula set forth in that plan. The maximum number of Common Shares that may be issued under the LTIP as Restricted Shares and Deferred Shares cannot (after taking any forfeitures into account and excluding automatic awards of Restricted Shares to non-employee directors) exceed 10% of the 11,700,000 Common Shares previously authorized for issuance under the LTIP. As of December 31, 2003, 683,810 Common Shares remained available for future issuance as Restricted Shares or Deferred Shares.

(3)	The Company also maintains the Director Deferred Compensation Plan and the Deferred Compensation Plan pursuant to which directors and employees, respectively, may defer receipt of Company Common Shares authorized for issuance under either the LTIP or the Incentive Plan. The table does not include separate information about these plans because they merely provide for the deferral, rather than the issuance, of Company Common Shares.

PENSION PLAN TABLE

     During 2003, the Company moved from a defined benefit program to a core defined contribution retirement income program for all new salaried employees hired on or after January 1, 2004, as well as current salaried employees whose age plus years of service with the Company as of December 31, 2003, equaled less than 50. For current salaried employees whose age plus years of service equaled or exceeded 50, a defined benefit program utilizing a formula of 0.75% per year of service times the average earnings for the highest five non-consecutive years of the ten years preceding retirement (“final average earnings”) was in effect as of January 1, 2004, and going forward.

     Consistent with the retirement income program changes the Company implemented for its salaried employees generally, the company also reviewed and modified its Supplemental Executive Retirement Program for Executive Officers, effective January 1, 2004. Supplemental retirement income benefits as of January 1, 2004, will be calculated using a formula of 60% of final average earnings, offset by the aggregate earned defined benefit, core defined contribution and company-match earnings opportunity provided through the 401(k) program. The supplemental benefit will vest after five years of service as an officer of the company, with normal retirement being considered as of age 62. Early retirement at age 55 with at least 15 years of company service will be available, but will include a 4% reduction in benefits per year for each year of early retirement prior to reaching age 62. To receive 100% of the supplemental benefit, the officer must have at least 10 years of company service. Benefits will be prorated for company service of less than 10 years.

     The following table shows the estimated annual retirement benefits earned through December 31, 2003, for Executive Officers elected on or before January 1, 1998, based on a formula of 1.75% per year of service times the average earnings for the highest four non-consecutive years of the ten years preceding retirement, with the final average earnings and years of service combinations indicated. Amounts shown in the table were developed assuming retirement at age 62. As of January 1, 2004, no future benefits will accrue under the programs reflected in this table. Of the Executive Officers named in the Summary Compensation Table, only Messrs. Timken, Bowling and Griffith were covered by the formula reflected in the table. For Mr. Griffith this formula will be applicable only for his service prior to January 1, 2004. As described in footnote (D) to the Summary Compensation Table, Mr. Timken will also receive a monthly payment of $18,334 for the remainder of his life, with fifty percent of this amount continuing following his death to his spouse for the remainder of her life. This monthly payment is in addition to the annual retirement benefit Mr. Timken has earned in accordance with the following table.

	YEARS OF SERVICE (A) (B)

REMUNERATION (C)	30	35	40

$300,000	165,375	192,938	220,500
400,000	220,500	257,250	294,000
500,000	275,625	321,563	367,500
600,000	330,750	385,875	441,000
700,000	385,875	450,188	514,500
800,000	441,000	514,500	588,000
900,000	496,125	578,813	661,500
1,000,000	551,250	643,125	735,000
1,100,000	606,375	707,438	808,500
1,200,000	661,500	771,750	882,000
1,300,000	716,625	836,063	955,500
1,400,000	771,750	900,375	1,029,000
1,500,000	826,875	964,688	1,102,500

(A)	Amounts in this section of the table have been developed in accordance with the provisions of the retirement plan and individual agreements based upon a straight life annuity, not under any of the various survivor options and before adjustment for Social Security benefits (Officers’ benefits are subject to Social Security offsets). These amounts have been determined without regard to the maximum benefit limitations for defined benefit plans and the limitations on compensation imposed by the Internal Revenue Code of 1986, as amended. The Board of Directors has authorized a supplemental retirement plan and individual agreements that direct the payment out of general funds of the Company of any benefits calculated under the provisions of the applicable retirement plan that may exceed these limits.

(B)	The years of credited service as of December 31, 2003, for the individuals listed in the Summary Compensation Table and covered by the formula reflected in the table above are 40 for Mr. Timken, 19 for Mr. Griffith, and 38 for Mr. Bowling. No incremental benefit is payable to any of the individuals for years of service in excess of 40.

(C)	Plan benefits through December 31, 2003, are based upon average earnings, including any cash bonus plan awards, for the highest four non-consecutive years of the ten years preceding retirement (“Final Average Earnings”). Final Average Earnings for the individuals covered by the formula reflected in the table above that differ by more than 10% from the annual compensation shown for them in the Summary Compensation Table are $1,390,533 for Mr. Timken and $956,125 for Mr. Griffith.

     Mr. Eisenberg’s and Mr. Arnold’s benefits for 2003 will be calculated using a formula of 1% per year of service, which applies to other salaried employees of the Company generally and without regard to the limitations under the Internal Revenue Code referred to in Note A to the table above. For Mr. Eisenberg, cumulative benefits through 2003 are subject to a floor of 50% of final average earnings at age 62. For Mr. Arnold, cumulative benefits through 2003 are subject to a floor of 60% of final average earnings at age 62. Mr. Eisenberg’s benefit at age 62, based on current compensation, would be $337,500, and Mr. Arnold’s benefit at age 62, based on current compensation, would be $315,000.

EXECUTIVE LOAN

     During 1999 the Company made an unsecured, full recourse loan to James W. Griffith in the amount of $340,000 to purchase Common Stock of the Company to more closely align his interests with those of the shareholders upon his election to the office of President and Chief Operating Officer of the Company. The Company’s loan to Mr. Griffith bears interest at the rate of 6.2% payable at least annually, with principal due on December 16, 2004. As of December 31, 2003, $260,796.02 remained outstanding. On February 11, 2004, Mr. Griffith repaid the remaining outstanding balance on the loan.

CHANGE IN CONTROL SEVERANCE AGREEMENTS

     The Company is a party to Severance Agreements with 14 of its senior executives (including the Executive Officers named in the Summary Compensation Table). The change in control severance agreements for W. R. Timken, Jr. and Bill J. Bowling terminated upon their retirements on December 31, 2003, and are not included in the above figure. Under these Agreements, when certain events occur, such as a reduction in the individual’s responsibilities or termination of the individual’s employment, following a change in control of the Company (as defined in the Agreements), the individual will be entitled to receive payment in an amount, grossed up for any excise taxes payable by the individual, equal to three times the individual’s annual base salary and highest annual incentive compensation during the past three years plus a lump sum amount representing a supplemental pension benefit. The individual would also receive certain benefits under the SIP Plan and the Post Tax SIP Plan. The Severance Agreements also permit the individual to resign for any reason or without a reason during the 30-day period immediately following the first anniversary of the first occurrence of a change in control and receive the severance benefits. The amounts payable under these Severance Agreements are secured by a trust arrangement.

CHANGE IN CONTROL SEVERANCE PAY PLAN

     The Company has implemented a Severance Pay Plan covering approximately 118 key associates (other than those who are party to Severance Agreements). Under the Severance Pay Plan, an individual whose employment is terminated following a change in control (as defined in the Plan) may be entitled to receive payment in an amount equal to 150% to 200% of the individual’s annual base salary (depending upon length of service), grossed up for any excise taxes payable by the individual, and may also have certain benefits continued for a period of six months.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the “Committee”) of the Board of Directors is composed of Stanley C. Gault, Chairman, John A. Luke, Jr., Joseph W. Ralston, Martin D. Walker and Jacqueline F. Woods. Each member of the Committee meets the independence standards of the New York Stock Exchange listing requirements.

Compensation Philosophy

     The Committee’s compensation philosophy is to provide a total compensation package, including base salary and incentive compensation, that will:

•	enable the Company to attract, retain and motivate superior quality executive management;

•	reflect competitive market practices based on comparative data from a relevant peer group of companies; and

•	link the financial interests of executive management with those of shareholders, through short and long-term incentive plans clearly tied to corporate, business unit and individual performance.

     The Company, with the Committee’s guidance and approval, has developed compensation programs based on this philosophy for Executive Officers, including the Chief Executive Officer and the other named Executive Officers. These programs have three basic components: base salary, annual performance award, and long-term incentives. Base salaries, on average, have been administered at the market median. The Company relies on its annual performance award, and long-term incentive awards, tied directly to individual, business unit and corporate performance, to provide total direct compensation that is aligned to achievement of pre-established goals for the year. The Committee determines specific compensation elements for the Chief Executive Officer and considers and acts upon recommendations made by the Chief Executive Officer regarding compensation of other Executive Officers and key associates.

     In 2003, the Committee conducted a review of total direct compensation paid by companies having, in general, net sales from $1-6 billion dollars and a subset of this group was selected as a benchmark for compensation purposes. The companies included in the surveys used to develop base salary ranges are not the same companies used in the peer group index appearing in the performance graph. The performance graph employs a peer index blending the S&P Steel Index and six bearing companies that are direct competitors of the Company’s Bearing Business, five of which are foreign companies. The selection of the companies in the peer index has no relationship to compensation comparisons, where the Company seeks to look at other industrial companies of similar size that are more representative of the employment market for executive management in which the Company competes, whether or not they are in the bearing or steel business.

     The Company compared the total direct compensation opportunity provided to its Executive Officers to median total direct compensation for the selected companies as reported in the 2003 Towers Perrin Executive Compensation Survey and the 2003 Hewitt Total Compensation Measurement Executive Survey. Total direct compensation includes base salary, annual performance award, and long-term incentives. Following completion of this analysis and development of proposed base salary ranges and target annual performance award opportunities, an independent compensation consultant reviewed the findings. The Committee then approved revised base salary ranges, target annual performance award opportunities, and target performance unit award opportunities for the Company’s Executive Officers, effective January 1, 2004.

     The Committee has addressed the impact of Section 162(m) of the Internal Revenue Code (the “Code”) by obtaining shareholder approval of the Senior Executive Management Performance Plan and The Timken Company Long-Term Incentive Plan, as Amended and Restated (“the Long-Term Incentive Plan”), by allowing certain grants under the plan to qualify as performance-based compensation and by establishing deferral agreements with some Executive Officers. Messrs. Timken and Griffith were the only participants in the Senior Executive Management Performance plan for 2003. The Compensation Committee intends to preserve the deductibility of compensation and benefits to the extent practicable and to the extent consistent with its other compensation objectives.

Base Salary

     Base salary ranges are developed to reflect the varying levels of responsibility of the Chief Executive Officer and other Executive Officers. Salary ranges are based on external surveys and in consultation with an independent compensation consultant. Base salary ranges generally are equivalent to amounts paid to senior managers with comparable responsibilities for the companies studied. At least annually, the Committee reviews the recommendations of the Chairman of the Board, Chief Executive Officer and the Senior Vice President — Human Resources and Organizational Advancement and approves, with any modifications it deems appropriate, individual base salary amounts for Executive Officers based on individual performance and position in the salary range.

Annual Performance Award

     The Company’s Senior Executive Management Performance Plan and the Management Performance Plan provide the opportunity to Executive Officers and key associates to earn annual incentive compensation based on the achievement of Corporate and Business Unit performance goals established annually by the Committee and thereafter approved by the Board of Directors.

     The Committee establishes the performance goals based upon business plans approved by management and reviewed with the Board of Directors. The primary performance measurement is Return on Invested Capital, defined as Earnings Before Interest and Taxes as a percentage of Beginning Invested Capital (“EBIT/BIC”). The Committee believes that EBIT/BIC is closely correlated with the creation of shareholder value. This measure is considered at the Corporate level and for each Business Unit. A minimum level of performance is established each year, below which no annual performance awards are earned.

     For 2003, the Chairman of the Board and the President and Chief Executive Officer were selected by the Compensation Committee as the only participants in the Senior Executive Management Performance Plan, which provided a target award opportunity of 100 percent of base salary for Mr. Timken and 90 percent of base salary for Mr. Griffith. The Management Performance Plan provided target award opportunities for other Executive Officers that ranged from 40 to 60 percent of base salary, though amounts could vary above and below that range depending upon the attainment of Corporate, Business Unit and individual goals. Both plans require a threshold level of EBIT/BIC performance in order for annual performance awards to be earned; the Management Performance Plan, however, gives the Compensation Committee discretion to determine performance awards for achievement in key areas.

     The primary performance measurement for 2003 for both annual performance award plans was corporate EBIT/BIC. In addition, specific goals were established for key measures that the Committee identified as being aligned with the creation of shareholder and customer value in 2003. For the Senior Executive Management Performance Plan, the additional measures were corporate free cash flow and savings achieved through the integration of The Torrington Company. For the Management Performance Plan, the additional measures were business unit EBIT/BIC and free cash flow as well as corporate integration savings, while Corporate Center participants were also measured on corporate free cash flow and integration savings.

     2003 results exceeded the threshold EBIT/BIC performance necessary for annual performance awards to be earned under both annual performance award plans. For the Senior Executive Management Performance Plan, achievements against the pre-established targets resulted in an award of 62% of base salary for Mr. Timken and 56% of salary for Mr. Griffith. As provided in the Senior Executive Management Performance Plan and approved by the Committee, the effects of restructuring charges as defined by Generally Accepted Accounting Principles (GAAP) were excluded from the calculation of EBIT/BIC for the purpose of determining the performance awards. The Compensation Committee further adjusted the award downward to recognize non-GAAP recorded items. For the Management Performance Plan, the effects of restructuring, impairment and reorganization charges and other unusual items were excluded from the EBIT/BIC calculation for the purpose of determining performance awards, to recognize performance related to the on-going operation of the business without reflecting the impact of unusual items recorded by the Company in 2003. In addition to Corporate and Business Unit awards, participants in the Management Performance Plan were also assessed for individual performance that could result in a positive or negative adjustment, based on individual performance objectives. This resulted in annual performance awards for Executive Officers that ranged from 14% to 40% of base salary earned in 2003.

     The goals for the annual performance award plans for 2004 were set by the Committee and approved by the Board at the February 2004 meetings. The goals for the Senior Executive Management Performance Plan are corporate EBIT/BIC, integration savings and free cash flow targets. For the Management Performance Plan, corporate EBIT/BIC, integration savings and free cash flow, specific business unit measures and individual goals will also be considered. The target award opportunity for Executive Officers in 2004 will range from 40% to 90% of base salary.

Long-Term Incentives

     The Committee administers the Company’s Long-Term Incentive Plan, which was last approved by shareholders effective April 16, 2002. The number of shares that may be issued or transferred under the Plan may not exceed in the aggregate 11,700,000 shares of Common Stock. Awards under the Long-Term Incentive Plan can be made in the form of non-qualified stock options, incentive stock options, appreciation rights, performance shares or performance units, restricted shares and deferred shares. For 2003, a combination of non-qualified stock options, restricted shares and performance units were granted as part of the total compensation package for Executive Officers and the Chief Executive Officer. The use of non-qualified stock options and restricted shares enables Executive Officers to gain value if the Company’s shareholders gain value.

     The Board of Directors is recommending to shareholders the approval of an amendment to the Long-Term Incentive Plan to, among other things, increase by 4,500,000 the number of shares of Common Stock available under the plan and increase the number of restricted shares, deferred shares and performance units that may be issued under the plan. For additional information about the proposed amendment to the Long-Term Incentive Plan, refer to Item No. 2, “Approval of The Timken Company Long-Term Incentive Plan.”

     Share ownership requirements have been established for Executive Officers and other key executives. These guidelines recommend a specific level of ownership ranging from one and one-half to five times salary to be achieved within five years (a longer period may be used under exceptional circumstances) of the date the guidelines become applicable to the Executive Officer.

     The sizes of the awards under the Long-Term Incentive Plan are determined annually. For non-qualified stock options, the option price per common share is equal to the market value per share on the date of the grant. For Executive Officers and key associates, the initial dollar value for each participant’s grant was determined by multiplying the midpoint of their salary range by a position level multiple that ranged from 0.26 to 4.15. The position level multiples were derived from data on similar-sized companies comparable for compensation purposes as reported in the Towers Perrin Long-Term Incentive Survey compiled in 2002. The number of stock options to recommend was calculated by dividing the initial dollar value calculated for each participant by the estimated present value of the Company’s stock options. In cases where restricted shares are being recommended, the number of stock options is reduced to reflect the value of the proposed grant of restricted shares. After this initial determination and with reference to prior year awards, management reviewed and revised as necessary the size of the proposed grants based on individual performance. The Chairman of the Board, the President and Chief Executive Officer and the Senior Vice President — Human Resources and Organizational Advancement presented the recommended grants to the Committee. The Committee reviewed, modified as appropriate and approved the long-term incentive grants, considering the formula, individual performance and the number of shares allocated to the Long-Term Incentive Plan.

     Beginning in 2002, the Committee replaced the targeted value previously delivered through deferred dividend equivalents with grants of performance units with a three-year performance period. The performance measures used for the performance units granted in 2003 are return on equity and sales growth. Each measure is weighted equally. The purpose of the performance units is to strengthen alignment between performance and compensation and to promote the profitable growth of the Company by recognizing overall corporate intermediate-term performance achievement, providing rewards for achieving targeted levels of growth and shareholder value, and attracting, motivating and retaining superior executive talent. For additional information about Performance Unit Awards, refer to the “Long-Term Incentive Plans – Awards in Last Fiscal Year” Table.

Chief Executive Officer Compensation

     The Chief Executive Officer’s compensation is calculated based upon the same factors set forth in the Executive Officer compensation philosophy. The components making up the Chief Executive Officer’s compensation include base salary, annual performance award and long-term incentives. The base salary range for the Chief Executive Officer is determined using survey data in the same manner as for other Executive Officers.

     The Chief Executive Officer’s compensation is aligned with the Company’s performance through the Senior Executive Management Performance Plan and the Long-Term Incentive Plan. The methodology used to calculate the Chief Executive’s compensation under each plan is similar to other Executive Officers.

     Effective on August 1, 2002, with his election as President and Chief Executive Officer, James W. Griffith’s base salary was established at $800,000 per year. In setting Mr. Griffith’s compensation, the Committee considered a number of factors, including his experience and performance in relation to the performance of the company. In addition, his annual performance target award was increased from eighty percent of his base salary to ninety percent. Both his base salary and his annual performance target award percentage remained the same for 2003.

     Mr. Griffith’s annual performance award was measured by the achievement of pre-established goals for corporate, EBIT/BIC, integration savings and free cash flow. The company’s performance for 2003 resulted in an annual performance award of $450,000 for Mr. Griffith.

     In 2003, Mr. Griffith received non-qualified stock options covering 80,000 shares, 20,000 restricted shares, which will vest at the rate of 25% per year, and 8,000 performance units covering the performance period of January 1, 2003, through December 31, 2005. The Committee believes that Mr. Griffith’s compensation was commensurate with his experience and leadership, his performance and the performance of the Company.

     The Committee noted several specific achievements under Mr. Griffith’s leadership in 2003, despite severe conditions in the steel industry and continued difficult conditions in North American industrial markets. Mr. Griffith led the Company through the acquisition of The Torrington Company, the largest acquisition in the Company’s history, which expanded the Company’s products, services and geographic reach. The Company achieved record sales of $3.8 billion, including its first $1 billion quarter in the fourth quarter. The Company successfully launched a number of new products and expanded in key geographic regions and industries. And the Company took significant actions to strengthen its balance sheet, following the acquisition of Torrington.

Compensation Committee
Stanley C. Gault, Chairman
John A. Luke, Jr.
Joseph W. Ralston
Martin D. Walker
Jacqueline F. Woods

Assumes $100 invested on January 1, 1999, in Timken Company Common Stock, S&P 500 Index and Peer Index.

	1999	2000	2001	2002	2003

Timken Company	$112.40	$86.94	$96.94	$117.64	$127.56
S&P 500	121.04	109.99	96.99	75.55	97.22
80% Bearing/20% Steel ***	129.34	110.24	103.41	104.15	151.34

***	Effective in 2003, the weighting of the peer index was revised from 70% Bearing/30% Steel to more accurately reflect the Company post Torrington acquisition.

The line graph compares the cumulative total shareholder returns over five years for The Timken Company, the S&P 500 Stock Index, and a peer index that proportionally reflects The Timken Company’s two businesses. The S&P Steel Index comprises the steel portion of the peer index. This index was comprised of seven steel companies in 1996 and is now four (Allegheny Technologies, Nucor, USX and Worthington) as industry consolidation and bankruptcy have reduced the number of companies in the index. The remaining portion is a self constructed bearing index that consists of six companies. These six companies are Kaydon, FAG, Koyo Seiko, NSK, NTN and SKF. The last five are non-US bearing companies that are based in Germany (FAG), Japan (Koyo Seiko, NSK, NTN), and Sweden (SKF). The bearing index was favorably impacted by FAG which appreciated by 71.9% in the year 2001 primarily due to the unsolicited takeover by INA-Holding Schaeffler KG. FAG has been maintained in the bearing index into 2003 until its minority interests were acquired and its shares delisted.

ITEM NO. 2

APPROVAL OF THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED AS OF FEBRUARY 6, 2004

GENERAL

     The Company desires to continue its policy of advancing the interests and long-term success of the Company by encouraging stock ownership among key employees and Nonemployee Directors and, correspondingly, increasing their personal involvement with the future of the Company. The Timken Company Long-Term Incentive Plan (the “Original Plan”), which was initially approved by shareholders at the Company’s 1992 Annual Meeting of Shareholders, has afforded the Company’s Board of Directors (the “Board”) and its Compensation Committee (the “Committee”) the ability to design compensatory awards that are responsive to the Company’s needs. The Original Plan was amended and restated by the Board in 1995, 1999 and 2002 to increase the number of shares available and to afford the Committee additional flexibility to structure performance-based incentives. These amendments were approved by the shareholders at subsequent Annual Meetings, including the amended and restated plan approved by the shareholders at the 2002 Annual Meeting (the “Current Plan”). In order to continue the Company’s ability to attract and retain officers, key employees and Nonemployee Directors, the Board of Directors approved amendments to the Current Plan by adopting The Timken Company Long-Term Incentive Plan, as Amended and Restated on February 6, 2004 (the “Amended Plan”), and has recommended that the Amended Plan be submitted to the Company’s shareholders for approval at the 2004 Annual Meeting. As discussed below, the plan is intended to satisfy specific requirements for performance-based compensation under Section 162(m) of the Code.

     The principal reason for amending the Current Plan is to increase the number of Common Shares available for issuance. In addition, certain limits applicable to awards of Restricted Shares, Deferred Shares and Performance Units under the Current Plan are being changed. The Amended Plan also gives the Board additional flexibility for awards to Nonemployee Directors. A summary of the proposed changes is set forth below, followed by a summary description of the entire Amended Plan. The full text of the Amended Plan is annexed to this Proxy Statement as Appendix A, and the following summaries are qualified in their entirety by reference to Appendix A.

SUMMARY OF CHANGES

     Available Shares. The Amended Plan increases the number of Common Shares available by 4,500,000 shares. The Current Plan authorized the issuance of an aggregate of 11,700,000 Common Shares. As of January 31, 2004, the net shares issued under the Current Plan are 11,632,748, shares subject to outstanding grants are 8,538,270 and shares available for future awards are 1,555,559. The estimate of shares subject to outstanding grants includes potential payouts of Performance Units using the share price as of December 31, 2003. The number and kind of shares available is subject to adjustment for stock dividends, stock splits and in certain other situations.

     Limits on Restricted Shares, Deferred Shares and Performance Units. The Amended Plan provides that the number of Restricted Shares and Deferred Shares shall not (after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of the Amended Plan) exceed 15 percent of the aggregate of 16,200,000 Common Shares which have been authorized for issuance since the inception of the Original Plan in 1992. Prior to this change, the limit on the number of Restricted Shares and Deferred Shares was 10 percent, the aggregate number of Common Shares authorized for issuance. The Amended Plan also provides that the maximum number of Performance Units that may be granted cannot exceed 1,000,000. Prior to this change, the maximum number of Performance Units granted could not exceed 150,000.

     Automatic Awards to Nonemployee Directors. The Amended Plan provides that the Board has the flexibility to determine grants to Nonemployee Directors of Restricted Shares, Common Shares and

Option Rights. The Board, however, may not authorize grants to Nonemployee Directors in excess of 6,000 Restricted Shares, 3,000 Common Shares and 9,000 Options Rights within any calendar year. Unless otherwise determined by the Board, Nonemployee Directors will receive (1) a one-time grant of 2,000 Restricted Shares to each Nonemployee Director at the time he is elected or appointed to the Board, (2) 1,000 Common Shares immediately following each Annual Meeting, and (3) an Option Right to purchase 3,000 Common Shares immediately following each Annual Meeting with a purchase price equal to the closing price on the last trading day prior to the Annual Meeting as quoted on the New York Stock Exchange. Prior to this change, Nonemployee Directors would receive (1) a one-time grant of 2,000 Restricted Shares to each Nonemployee Director at the time he was elected or appointed to the Board, (2) 500 Common Shares immediately following each Annual Meeting, and (3) an Option Right to purchase 3,000 Common Shares immediately following each Annual Meeting with a purchase price equal to the closing price on the last trading day prior to the Annual Meeting as quoted on the New York Stock Exchange.

     Foreign Employees. The Amended Plan authorizes the Committee to grant an award or combination of awards to foreign nationals working for the Company under agreements with foreign nations or agencies and providing services to the Company that are equivalent to those typically provided by an employee.

     Administration of the Plan. The Amended Plan adds a provision requiring that members of the Compensation Committee meet all applicable independence requirements of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange on which the Common Stock is traded.

     Detrimental Activity. The Amended Plan authorizes the Board to cancel any award to a grantee found to be engaging in activities detrimental to the Company, including competition with the Company, unauthorized disclosure of the Company’s confidential or proprietary information or “termination for cause” due to willful gross neglect or dishonesty for personal enrichment at the expense of the Company.

     Termination. The Amended Plan provides that the plan will terminate ten years after the date of shareholder approval.

SUMMARY OF THE AMENDED PLAN

     Amended Plan Limits. The maximum number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risk of forfeiture, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as automatic awards to Nonemployee Directors, or (vi) in payment of dividend equivalents paid with respect to awards made under the Amended Plan, may not in the aggregate exceed 16,200,000 Common Shares, which may be shares of original issuance or treasury shares or a combination thereof. This maximum number of Common Shares is composed of 2,800,000 shares covered by the Original Plan, 3,000,000 shares covered by the First Restated Plan, 3,000,000 shares covered by the Second Restated Plan, 2,900,000 shares covered by the Current Plan, plus 4,500,000 added by the Amended Plan. The number of Restricted Shares and Deferred Shares cannot (after taking any forfeitures into account and excluding automatic awards to Nonemployee Directors) exceed 15% of such maximum. These limits are subject to adjustments as provided in the Amended Plan for stock splits, stock dividends, recapitalizations and other similar events.

     Upon the payment of any option price by the transfer to the Company of Common Shares or upon related satisfaction of tax withholding obligations or any other payment made or benefit realized under the Amended Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred only the net number of shares actually issued or transferred by the Company. However, the number of shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 16,200,000, subject to adjustment as provided for in the Amended Plan. Upon the payment in cash of a benefit provided by any award under the Amended Plan, any Common Shares that were covered by such award shall again be available for issuance or transfer under the Amended Plan.

     The number of Performance Units granted and paid out under the Amended Plan may not in the aggregate exceed 1,000,000, No participant may be granted Option Rights for more than 1,000,000 Common Shares during any five consecutive calendar years, subject to adjustment pursuant to the Amended

     Plan. No participant may receive in any one calendar year awards of Performance Shares and Performance Units having an aggregate value as of their respective dates of grant in excess of $3,000,000.

     Option Rights. Option Rights provide the right to purchase Common Shares at a price not less than its fair market value on the date of the grant. The option price is payable in cash, nonforfeitable, unrestricted Common Shares already owned by the Optionee, any other legal consideration that the Committee deems appropriate, or any combination of these methods. Any grant of Option Rights may provide for the deferred payment of the option price on the sale of some or all of the shares obtained from the exercise. In addition, the Committee can specify at the time of the grant that Common Shares will not be accepted in payment of the option price until such Common Shares have been owned by the Optionee for a specified period of time. However, the Amended Plan does not require any such holding period and would permit immediate sequential exchanges of Common Shares at the time of exercise of Option Rights. Any grant may provide for the automatic grant of additional Option Rights to an Optionee upon the exercise of Option Rights using Common Shares as payment. As of February 13, 2004, the fair market value of the Common Shares underlying the Company’s Option Rights was $22.13 per share.

     Option Rights granted under the Amended Plan may be Option Rights that are intended to qualify as incentive stock options (“ISO’s”) within the meaning of Section 422 of the Code or Option Rights that are not intended to so qualify or combinations thereof. ISO’s may be granted only to officers or other key employees of the Company. Except in the case of grants of ISO’s, the Committee may provide for the payment to the Optionee of dividend equivalents in the form of cash or Common Shares paid on a current, deferred or contingent basis or may provide that the equivalents be credited against the option price. In the case of an Optionee who is, or who is determined by the Committee to be likely to become a “covered employee” within the meaning of Section 162(m) of the Code, the payment will be contingent on the achievement of Management Objectives for a specified period. The payment of dividend equivalents also may be subject to additional conditions. In no event may any Optionee in any one calendar year period earn dividend equivalents with a value of more than $750,000.

     No Option Rights may be exercised more than ten years from the date of grant. Each grant to an employee must specify the period of continuous employment that is necessary before the Option Rights become exercisable and may provide for the earlier exercisability of the Option Rights in the event of retirement, death or disability of the participant or a change in control of the Company. Any grant of Option Rights may specify Management Objectives (as described below) that must be achieved as a condition to exercise such rights.

     Appreciation Rights. Appreciation Rights represent the right to receive from the Company an amount, determined by the Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such Rights and the market value of the Common Shares on the date the rights are exercised. Appreciation Rights can be tandem (i.e., granted with Option Rights to provide an alternative to exercise of the Option Rights) or freestanding. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the spread is positive, and requires that the related Option Right be surrendered for cancellation. Free-standing Appreciation Rights must have a base price per Right that is not less than the fair market value of the Common Shares on the date of grant, must specify the period of continuous employment that is necessary before such Appreciation Rights become exercisable (except that they may provide for the earlier exercise of the Appreciation Rights in the event of retirement, death or disability of the participant or a change in control of the Company) and may not be exercisable more than ten years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company on exercise of an Appreciation Right may be paid in cash, in Common Shares or in any combination thereof, and may either grant to the recipient or retain in the Committee the right to elect among those alternatives. Any grant of Appreciation Rights may provide for the payment of dividend equivalents in the form of cash or Common Shares paid on a current, deferred or contingent basis. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

     Restricted Shares. Restricted Shares constitute an immediate transfer of ownership to the recipient in consideration of the performance of services. The participant has dividend and voting rights on such shares. Restricted Shares must be subject to a “substantial risk of forfeiture” of the shares, within the meaning of Section 83 of the Code for a period of at least three years to be determined by the Committee on the date of the grant. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in the manner prescribed by the Committee on the date of grant for the period during which such forfeiture provisions are to continue. The Committee may provide for the earlier termination of the forfeiture provisions in the event of retirement, death or disability of the participant or a change in control of the Company. However, the Committee may authorize the grant or sale of Restricted Shares that are subject to such risk of forfeiture for less than three years, in amounts that, when taken together with any Deferred Shares granted or sold as described below (after taking any forfeitures into account and excluding all automatic awards of Restricted Shares to Nonemployee Directors) in the aggregate do not exceed 2% of the maximum of 16,200,000 Common Shares available for awards.

     Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant must also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

     Deferred Shares. Deferred Shares constitute an agreement to issue shares to the recipient in the future in consideration of the performance of services, but subject to the fulfillment of such conditions as the Committee may specify. The participant has no right to transfer any rights under his or her award and no right to vote the Deferred Shares. The Committee may authorize the payment of dividend equivalents on the Deferred Shares, in cash or Common Shares, on a current, deferred or contingent basis. The Committee must fix a deferral period of at least three years at the time of grant, and may provide for the earlier termination of the deferral period in the event of retirement, death or disability of the participant or a change in control of the Company. However, the Committee may authorize the grant or sale of Deferred Shares that are subject to Deferral Periods of less than three years, in amounts that, when taken together with any Restricted Shares granted or sold on such terms as described above (after taking any forfeitures into account and excluding all automatic awards of Restricted Shares to Nonemployee Directors), in the aggregate do not exceed 2% of the maximum of 16,200,000 Common Shares available for awards.

     Performance Shares and Performance Units. A Performance Share is the equivalent of one Common Share and a Performance Unit is the equivalent of $100.00. The participant will be given one or more Management Objectives to meet within a specified period (the “Performance Period”). The specified Performance Period may be subject to earlier termination in the event of retirement, death or disability of the participant or a change in control of the Company. A minimum level of acceptable achievement will also be established by the Committee. If by the end of the Performance Period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the Performance Shares or Performance Units. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Committee in cash, Common Shares or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in Common Shares on a current, deferred or contingent basis.

     Management Objectives. The Amended Plan requires that the Committee establish “Management Objectives” for purposes of Performance Shares and Performance Units. When so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and dividend equivalents may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Committee likely to become, a “covered employee” within the meaning of 162(m)(3) of the Code shall be limited to specified levels of, growth in or peer company performance in: cash flow, cost of capital, debt reduction, earnings before interest and taxes, earnings per share, economic value added, free cash flow, inventory management, net income, productivity improvement, profit after tax, reduction of fixed costs, return on assets, return on equity, return on invested capital, sales and/or shareholder return. Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such

Management Objectives, in whole or in part, as the Committee deems appropriate and equitable. Additionally, even in the case of a covered employee, a Management Objective can be modified if the modification would not result in the Company’s loss of the otherwise available exemption of the award under Section 162(m).

     Automatic Awards to Nonemployee Directors. The Board is authorized to grant Nonemployee Directors Restricted Shares, Common Shares and Option Rights in such terms and condition as it may determine. The Board, however, may not grant awards to Nonemployee Directors exceeding 6,000 Restricted Shares, 3,000 Common Shares and 9,000 Option Rights within any calendar year. The number of shares and types of awards to be granted to specified categories of Nonemployee Directors are set forth in the Amended Plan. Unless otherwise determined by the Board, Nonemployee Directors will receive 2,000 Restricted Shares upon their first election or appointment. These Restricted Shares will vest at the rate of 20 percent per year with vesting being prorated for partial years of service as a Director in the event of death or disability, subject to acceleration in the event of a change in control of the Company. A Restricted Share Agreement for Nonemployee Directors containing all of the terms and conditions of the grants of Restricted Shares is included in the Appendix as Exhibit A to the Amended Plan

     Each Nonemployee Director will also automatically receive annual grants of 1,000 Common Shares immediately after each subsequent annual meeting of shareholders so long as he or she continues to be a Nonemployee Director. These shares will also be nonforfeitable and nontransferable for a period of six months.

     In addition to the initial grants of Restricted Shares and annual grants of Common Shares to Nonemployee Directors described above, each Nonemployee Director will automatically receive annual grants of Option Rights to purchase 3,000 Common Shares. These Option Rights will be granted on the date of the annual meeting at an exercise price equal to the closing price on the last trading day prior to the annual meeting as quoted on the New York Stock Exchange. The Option Rights will vest in full after one year, with accelerated vesting in the event of retirement, death, disability or in the event of a change in control of the Company, or if the Optionee otherwise ceases to be a Nonemployee Director more than six months after the date of grant.

Administration

     The Compensation Committee of the Board of Directors, as constituted from time to time, will administer and interpret the Amended Plan. The Committee will be composed of not less than three directors, each of whom must (1) meet all applicable independence requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), (2) be a “nonemployee director” within the meaning of Rule 16b-3 and (3) be an “outside director” within the meaning of Section 162(m) of the Code.

Eligibility

     Approximately 500 officers, key employees of the Company and its subsidiaries and persons providing services to the Company under an agreement with a foreign nation or agency, as determined by the Committee, may be selected to receive benefits under the Amended Plan. In addition, Nonemployee Directors of the Company will be eligible for non-discretionary grants of Restricted Shares, Common Shares and Option Rights as described above under the heading “Automatic Awards to Nonemployee Directors.”

Transferability

     The Committee, in its sole discretion, may provide for transferability of particular awards under the Amended Plan. Otherwise, Option Rights and other derivative securities awarded under the Amended Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the Amended Plan may provide that any Common Shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments

     The number and kind of shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares and the prices per share applicable thereto, are subject to adjustment in certain situations as provided in Section 11 of the Amended Plan.

Certain Terminations of Employment, Hardship and Other Special Circumstances

     In the event of a termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or in the event of hardship or other special circumstances, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including accelerating the date when an Option Right becomes exercisable, or waiving or modifying any other limitation or requirement with respect to any award under the Plan.

Detrimental Activity

     The Amended Plan authorizes the Board to cancel any award to a grantee found to be engaging in activities detrimental to the Company, including competition with the Company, unauthorized disclosure of the Company’s confidential or proprietary information or “termination for cause” due to willful gross neglect or dishonesty for personal enrichment at the expense of the Company.

Termination

     The Amended Plan also provides that the plan will terminate ten years after the date of shareholder approval.

Amendments and Miscellaneous

     The Amended Plan may be amended by the Committee so long as any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange is not effective until such approval has been obtained. However, the Committee may amend the Amended Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws and regulations, or in the interpretation of such laws and regulations.

     The Committee may permit participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Amended Plan. The Committee may also provide that deferral settlements include payment or crediting of interest on the deferred amounts or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

     The Amended Plan and all actions taken thereunder are to be governed by the internal substantive laws of the State of Ohio.

Amended Plan Benefits

     It is not possible to determine specific amounts that may be awarded in the future under the Amended Plan. However, as indicated in the table below, the Committee has made awards to certain executive officers named in the Summary Compensation Table and certain other key employees during the year 2003. Also, certain awards shown in the table below would be automatically made beginning in the year 2004 to Nonemployee Directors under the Amended Plan, if such plan is approved by the shareholders.

NEW PLAN BENEFITS

THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN

	(A)
	STOCK		(B)
	OPTIONS		OTHER AWARDS

	NUMBER		DOLLAR	NUMBER
NAME AND POSITION	OF SHARES		VALUE ($)	OF SHARES

W. R. Timken, Jr.
Chairman of the Board	165,000
James W. Griffith
President & CEO	80,000		$348,200	20,000
Bill J. Bowling
Executive Vice President,
Chief Operating Officer
and President - Steel	30,000
Glenn A. Eisenberg
Executive Vice President -
Finance & Administration	50,000
Michael C. Arnold -
President - Industrial	40,000
Executive Officer Group	642,000		$527,555	30,500
Nonemployee Director Group	27,000	(C)	$225,600	13,000	(D)
Non-Executive Officer Employee Group	822,230

(A)	The figures shown reflect stock options awarded under the Plan on April 15, 2003, as described in the Summary Compensation Table and the Option Grants in Last Fiscal Year table.

(B)	Except as otherwise noted, the figures shown reflect restricted shares awarded under the plan as described in footnote (B) of the Summary Compensation Table.

(C)	Option Grants @ 3,000 Option Rights per Nonemployee Director per year.

(D)	The figures shown reflect automatic awards of Common Shares and Restricted Shares to Nonemployee Directors as would be awarded under the Amended Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Plan based on Federal income tax laws in effect on January 1, 2002. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

     Nonqualified Stock Options. In general, (i) no income will be recognized by an Optionee at the time a nonqualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an Optionee upon the grant or exercise of an ISO. If Common Shares are issued to the Optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to the Optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the Optionee as a capital gain and any loss sustained will be a capital loss.

     If Common Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the Optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as capital gain (or loss) depending on the holding period.

     Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a freestanding Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

     Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, it any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

     Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such Deferred Shares), and the capital gains/loss holding period for such shares will also commence on such date.

     Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted Common Shares received.

     Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or Director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or Director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the officer or Director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or Director to suit under Section 16(b) of the Securities and Exchange Act of 1934, but no longer than six months.

Tax Consequences to the Company or Subsidiary

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation.

Vote Required to approve the Amended Plan

     The approval of the adoption of the plan requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total votes cast represent over 50% of Timken’s shares of common stock outstanding. Abstentions and “broker non-votes” (where a broker, other record holder, or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter) will have the same effect as votes against the proposal, unless the total votes cast for or against the proposal represent more than 50% of Timken’s shares of common stock outstanding. In that case, abstentions and broker non-votes will not have any effect on the result of the vote.

     The Board of Directors unanimously recommends a vote FOR the approval of The Timken Company Long-Term Incentive Plan, as Amended and Restated as of February 6, 2004.

AUDITORS

     The independent accounting firm of Ernst & Young LLP has acted as the Company’s auditor for many years and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions. Set forth below are the aggregate fees billed by Ernst & Young for professional services rendered to the Company in 2002 and 2003.

(Thousands of dollars)	2002	2003

Audit fees:
Consolidated financial statements	$555	$1,006
Acquisition opening balance sheet	—	572
Statutory audits	501	771
Regulatory filings (SEC)	153	748
Accounting consultations	125	165

	1,334	3,262
Audit-related fees:
Acquisition working capital adjustment	—	572
Divestiture audit	—	233
Employee benefit plan audits	138	139
Accounting consultation	79	145
Due diligence related to acquisitions	1,161	94

	1,378	1,183
Tax fees:
Tax compliance	539	651
Tax planning	1,273	397
Tax advice related to acquisitions	236	287

	2,048	1,335
All other fees:
Due diligence related to dispositions	—	271
Operational analysis related to acquisition	—	206
Real estate advisory service	80	—

	80	477
	$4,840	$6,257

     The Audit Committee has adopted policies and procedures requiring pre-approval of all audit and non-audit services provided by the independent auditor that are not otherwise prohibited by law. Other than audit and non-audit services pre-approved in connection with the annual engagement of the independent auditor, before any service is provided by the independent auditor a request to the Committee for pre-approval must be made. The request must contain sufficient detail to ensure the Committee knows precisely what services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the auditor’s independence. Additionally, the Committee has pre-approved the provision of a limited number of specific services that do not require further action by the Committee. The Committee has delegated its pre-approval authority to one of its members who must report any pre-approval decisions to the full Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s Executive Officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, and to provide the Company with copies of such reports. The Company is required to disclose any failure by any of the above-mentioned persons to make timely Section 16 reports.

     Based solely upon its review of the copies of such reports furnished to the Company, or written representations that no forms were required to be filed, the Company is not aware of any instances of noncompliance, or late compliance, with such filings during the year ended December 31, 2003, by its Executive Officers, directors, or ten percent shareholders.

SUBMISSION OF SHAREHOLDER PROPOSALS

     The Company must receive by October 31, 2004, any proposal of a shareholder intended to be presented at the 2005 Annual Meeting of shareholders and to be included in the Company’s proxy materials related to the 2005 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Such proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2005 Annual Meeting (“Non-Rule 14a-8 Proposals”) must be received by the Company by January 21, 2005, or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2005 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 21, 2005.

SHAREHOLDER COMMUNICATIONS

     Shareholders may send communications to the Board of Directors, any standing committee of the Board, or to any director in particular, c/o The Timken Company, 1835 Dueber Avenue, S.W., P.O. Box 6932, Canton, Ohio 44706-0932. Shareholders may also submit questions, concerns or reports of misconduct through the Timken Helpline at 1-800-846-5363 and may remain anonymous. Any communication received may be reviewed by the office of the General Counsel to ensure appropriate and careful review of the matter.

GENERAL

     On the record date of February 20, 2004, there were outstanding 89,340,056 shares of Common Stock, each entitled to one vote upon all matters presented to the meeting.

     The enclosed proxy is solicited by the Board of Directors, and the entire cost of solicitation will be paid by the Company. In addition to solicitation by mail, Officers and regular employees of the Company, without extra remuneration, may solicit the return of proxies by telephone, telegraph, facsimile, personal contact or other means of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee not to exceed $9,500, plus reasonable out-of-pocket expenses.

     Shares represented by properly executed proxies will be voted at the meeting in accordance with the shareholders’ instructions. In the absence of specific instructions, the shares will be voted for the election of Directors as indicated under Item No. 1 and for Item No. 2.

     You may, without affecting any vote previously taken, revoke your proxy by a later dated proxy received by the Company, or by giving notice to the Company either in writing or at the meeting.

     National City Bank (“National City”) will be responsible for tabulating the results of shareholder voting. National City will submit a total vote only, keeping all individual votes confidential. Representatives of National City will serve as inspectors of election for the Annual Meeting. Under Ohio law and the Company’s Amended Articles of Incorporation and Amended Regulations, properly executed proxies marked “abstain” will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting, but proxies representing shares held in “street name” by brokers that are not voted will not be counted for quorum purposes. Such abstentions and “broker non-votes” will not be counted in the election of Directors.

     After April 1, 2004, the Company will furnish to each shareholder, upon written request and without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including financial statements and schedules thereto, filed with the Securities and Exchange Commission. Requests should be addressed to Scott A. Scherff, Corporate Secretary and Assistant General Counsel, The Timken Company, 1835 Dueber Avenue, S.W. - GNE-01, Canton, Ohio 44706-2798.

APPENDIX A

THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED AS OF FEBRUARY 6, 2004

THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN,

AS AMENDED AND RESTATED AS OF FEBRUARY 6, 2004

          1.      Purpose. The purpose of this Plan is to enable the Timken Company, an Ohio Corporation (the “Corporation”), and its Subsidiaries, to attract, retain and motivate key employees by providing such persons incentives and rewards for superior performance and to promote equity participation by key employees of the Corporation, thereby reinforcing a mutuality of interest with other shareholders, and permitting key employees to share in the Corporation’s growth.

2.	Definitions. As used in this Plan,

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee described in Section 17(a) of this Plan.

“Common Shares” means (i) shares of the common stock of the Corporation without par value and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights or Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto, including the date on which an automatic grant of Common Shares, Restricted Shares or Option Rights to a Nonemployee Director becomes effective pursuant to Section 9 of this Plan.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

“Deferred Shares” means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Detrimental Activity” means:

(i)	Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Corporation in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Corporation or a Subsidiary, in any territory in which the Corporation or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(ii)	Soliciting any employee of the Corporation or a Subsidiary to terminate his or her employment with the Corporation or a Subsidiary.

(iii)	The disclosure to anyone outside the Corporation or a Subsidiary, or the use in other than the Corporation or a Subsidiary’s business, without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Participant during his or her employment with the Corporation or its Subsidiaries or while acting as a consultant for the Corporation or its Subsidiaries thereafter.

(iv)	The failure or refusal to disclose promptly and to assign to the Corporation upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v)	Activity that results in termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:

(A)	due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed, or

(B)	due to an act of dishonesty on the part of the Participant constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.

(vi)	Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units or awards to Nonemployee Directors. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Corporation and, with the approval of the Committee, need not be signed by a representative of the Corporation or a Participant.

“Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Less-Than-80-Percent Subsidiary” means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

“Management Objectives” means the achievement of a performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and dividend equivalents. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which the Participant is employed.

The Management Objectives applicable to any award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) shall be limited to specified levels of, growth in or peer company performance in: cash flow, cost of capital, debt reduction, earnings before interest and taxes, earnings per share, economic value added, free cash flow, inventory management, net income, productivity improvement, profit after tax, reduction of fixed costs, return on assets, return on equity, return on invested capital, sales and/or shareholder return. Management Objectives may be stated as a combination of the preceding factors.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives to be unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

“Market Value per Share” means the fair market value of the Common Shares as determined by the Committee from time to time.

“Nonemployee Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary.

“Optionee” means the person so designated in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable upon the exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of the Corporation or any Subsidiary or who has agreed to commence serving in any such capacity, and shall also include each Nonemployee Director who receives an award pursuant to Section 9 of this Plan. For purposes of awards made pursuant to Section 16, the term shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $100.00 awarded pursuant to Section 8 of this Plan.

“Reload Option Rights” means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) of this Plan.

“Restricted Shares” mean Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 or Section 9 hereof has expired.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

“Spread” means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

          3.      Shares Available under the Plan. (a) Subject to adjustment as provided in Section 11 of this Plan, the maximum number of Common Shares issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from all substantial risks of forfeiture, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as automatic awards to Nonemployee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 16,200,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof; provided, however, that the number of Restricted Shares and Deferred Shares shall not (after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of this Plan) exceed 10% of such maximum, subject to adjustment as provided in Section 11 of this Plan. The 16,200,000 maximum number of Common Shares described in the preceding sentence consists of 2,800,000 Common Shares that were approved in 1992, 3,000,000 Common Shares that were approved in 1996, 3,000,000 Common Shares that were approved in 2000, 2,900,000 Common Shares that were approved in 2002, and 4,500,000 Common Shares that are being added as of this Amendment and Restatement. The foregoing figures reflect adjustments for the 1997 stock split.

(b)	Upon the full or partial payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

(c)	Notwithstanding anything in this Plan to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed the maximum number of Common Shares first specified above in Section 3(a), subject to adjustment as provided in Section 11 of this Plan.

(d)	The number of Performance Units that may be granted and paid out under this Plan shall not in the aggregate exceed 1,000,000.

(e)	Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

(f)	Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights for more than 1,000,000 Common Shares during any period of five consecutive calendar years subject to adjustment as provided in Section 11 of this Plan.

(g)	Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any period of one calendar year receive awards of Performance Shares and Performance Units having an aggregate value as of their respective Dates of Grant in excess of $3,000,000.

          4.      Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(c)	Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

(d)	Any grant may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

(e)	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

(f)	Any grant may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(d) and (e) above.

(g)	Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

(h)	Each grant (other than an award to a Nonemployee Director pursuant to Section 9) shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any such grant may provide for the earlier exercisability of such rights in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(i)	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(j)	Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who, on the date of the grant, are officers or other key employees of the Corporation or any Subsidiary.

(k)	On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis. In the case of an Optionee who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision), the payment will be contingent on the achievement of Management Objectives for a specified period. The payment of dividend equivalents also may be subject to additional conditions. In no event shall any such Optionee in any period of one calendar year earn dividend equivalents with a value in excess of $1,000,000.

(l)	No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(m)	Each grant shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

(n)	The Committee reserves the discretion after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; or (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the exercise price.

          5.      Appreciation Rights. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

(b)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

(c)	Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

(d)	Any grant may specify that an Appreciation Right may be exercised only in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(e)	Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(f)	Each grant shall be evidenced by an Evidence of Award, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(g)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

(h)	Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

(i)	Regarding Free-standing Appreciation Rights only:

(i)	Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii)	Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; and

(iv)	No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

          6.      Restricted Shares. The Committee may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c)	Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of at least three years to be determined by the Committee on the

Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; provided, however, that the Committee may authorize the grant or sale of Restricted Shares that are subject to such a risk of forfeiture for periods of less than three years in amounts that, when taken together with any Deferred Shares granted or sold on such terms pursuant to Section 7(c) of this Plan (after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of this Plan), in the aggregate do not exceed two percent of the maximum number of Common Shares specified in Section 3(a) above as being available for awards pursuant to this Plan.

(d)	Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(e)	Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f)	Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

(g)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise authorized or directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

          7.      Deferred Shares. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b)	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c)	Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period of at least three years, which shall be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; provided, however, that the Committee may authorize the grant or sale of Shares that are subject to Deferral Periods of less than three years in amounts that, when taken together with any Restricted Shares granted or sold on such terms pursuant to Section 6(c) of this Plan (and after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of this Plan), in the aggregate do not exceed two percent of the maximum number of Common Shares specified in Section 3(a) above as being available for awards pursuant to this Plan.

(d)	During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional Common Shares on a current, deferred or contingent basis.

(e)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

          8.      Performance Shares and Performance Units. The Committee may also authorize grants to Participants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, subject to the limitations in Section 3, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)	The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant and may be subject to earlier termination in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

(c)	Each grant shall specify the Management Objectives that are to be achieved by the Participant and each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

(d)	Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(e)	Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

(f)	Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or in additional Common Shares on a current, deferred or contingent basis.

(g)	Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

          9.      Automatic Awards to Nonemployee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Nonemployee Directors of Restricted Shares and Common Shares and may also authorize the grant of Option Rights to Nonemployee Directors. Unless otherwise determined by the Board, Restricted Shares, Common Shares and Option Rights shall be automatically granted to Nonemployee Directors as follows:

(a)	2,000 Restricted Shares shall be granted to each Nonemployee Director who was not an employee of the Corporation or any Subsidiary at the time of his first election or appointment to the Board. Such Restricted Shares shall become transferable and nonforfeitable at the rate of 20 percent per year.

(b)	1000 Common Shares shall be granted to each Nonemployee Director immediately following each annual meeting of shareholders thereafter for so long as he continues to be a Nonemployee Director. Such Common Shares shall be subject only to a restriction on transfer for a period of six months immediately following the Date of Grant thereof and shall bear a legend to the effect.

(c)	An Option Right to purchase 3,000 Common Shares shall be granted to each Nonemployee Director immediately following each annual meeting of shareholders including the annual meeting at which such Nonemployee Director is first elected to the Board or the first annual meeting after appointment to the Board for so long as he continues to be a Nonemployee Director. The purchase price per Common Share for which each such Option Right is exercisable shall be a price equal to the closing price on the last trading day prior to the annual meeting as quoted on the New York Stock Exchange.

     Notwithstanding any other provision of this Plan to the contrary, in no event shall any Nonemployee Director in any period of one calendar year receive awards in excess of 6,000 Restricted Shares, 3000 Common Shares and 9,000 Option Rights to purchase Common Shares.

     Each grant of Restricted Shares or Options to purchase Common Shares shall be evidenced by an Evidence of Award consisting of an award agreement and shall be subject to all of the terms and conditions set forth therein.

          10.      Transferability. (a) No Option Right or other derivative security (as that term is used in Rule 16b-3) awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for transferability of particular awards under this Plan.

(b)	Any award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares, or in payment of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions upon transfer.

          11.      Adjustments. The Committee may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the numbers and kind of shares specified in Section 3, and in the number of Common Shares, Restricted Shares and Option Rights to be granted automatically pursuant to Section 9 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

          12.      Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

          13.      Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

          14.      Participation by Employees of a Less-Than-80-Percent Subsidiary. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Participant is also employed by the Corporation or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this

Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

          15.      Certain Terminations of Employment, Hardship and Other Special Circumstances. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is or is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 10(b) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including, without limitation, accelerating the date when any such Option Right becomes exercisable, or waiving or modifying any other limitation or requirement with respect to any award under this Plan.

          16.      Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

          17.      Administration of the Plan. (a) This Plan shall be administered by the Compensation Committee of the Board, as constituted from time to time. The Committee shall be composed of not less than three members of the Board, each of whom shall (1) meet all applicable independence requirements of the New York Stock Exchange, or if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange on which the Common Stock is traded, (2) be a “nonemployee director” within the meaning of Rule 16b-3 and (3) be an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

(b)	The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares or Deferred Shares, Performance Shares and Performance Units and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

          18.      Amendments and Other Matters. (a) This Plan may be amended from time to time by the Committee; provided, however, that any amendment that must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Committee may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

(a)	The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, under Section 9, the deferral may be effected by the Participant’s agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

(b)	The Committee may condition the grant of any award or combination of awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or any Subsidiary to the Participant.

(c)	To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

          19.      Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Corporation or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a)	Return to the Corporation, in exchange for payment by the Corporation of any amount actually paid therefor by the Participant, all shares of Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(b)	With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Corporation in cash the difference between:

(i)	Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)	The Market Value per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

          20.      Termination. No grant shall be made under this Plan more than ten years after the date on which this Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of this Plan.

          21.      No Right to Employment. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

          22.      Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

c/o National City Bank Corporate Trust Operations Locator 5352 P.O. Box 94856 Clevelend, OH 44101-4800	VOTE BY TELEPHONE Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone, and follow the simple directions presented to record your vote.

VOTE BY INTERNET
Have your proxy card available when you
access the website http://www.votefast.com
and follow the simple directions presented
to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card
and return it in the postage-paid envelope
provided or return it to: National City Bank,
P.O. Box 535800, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-542-1160	Vote by Internet Access the Website and Cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on April 19, 2004 to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your proxy by mail.

CONTROL NUMBER:

Proxy must be signed and dated below.
Please fold and detach card at perforation before mailing.

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The undersigned appoints W. R. Timken, Jr.; James W. Griffith; and Scott A. Scherff; and each of them, as true and lawful proxies, with full power of substitution, to vote and act for the undersigned as specified on the reverse hereof at the Annual Meeting of Shareholders of THE TIMKEN COMPANY to be held at 1835 Dueber Avenue, S.W., Canton, Ohio, on April 20, 2004 at 10:00 a.m., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on the reverse hereof, and, in their discretion on such other matters as may properly come before the meeting, and/or if the undersigned is a participant in one or more of the Company’s or its subsidiaries’ associate share ownership plans and has stock of the Company allocated to his or her account(s), the undersigned directs the trustee(s) of such plan(s) likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated on the record date for such meeting in the manner specified on the reverse hereof at such meeting or any adjournment thereof, and in their discretion on such other matters as may properly come before the meeting.

Signature

Signature (if jointly held)

Date:	, 2004

Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trust or guardian, please give full title as such.

PLEASE SIGN AND RETURN AS SOON AS POSSIBLE.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 20, 2004	Parking: Shareholders attending the meeting
10:00 a.m	may park in the visitor lot behind the Corporate
Corporate Auditorium (C1G)	Office building.
The Timken Company
1835 Dueber Avenue, S.W	Note: If your shares are held in street name,
Canton, OH 44706-2798	please bring a letter with you from your broker
Telephone: (330) 438-3000	stating as such to the Annual Meeting.
For directions to the Annual Meeting, you may call 330-471-3378.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time by notifying the Company’s transfer agent, National City Bank, Post Office Box 92301, Cleveland, Ohio 44193-0900, or the Company in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

Please fold and detach card at perforation before mailing.

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The shares represented by this proxy will be voted as recommended by the Board of Directors unless otherwise specified. The Board of Directors recommends a vote FOR proposals 1 and 2.

1.	Election of Directors to serve in Class I for a term of three years:
	(01) James W. Griffith	(02) Jerry J. Jasinowski	(03) John A. Luke, Jr.	(04) Frank C. Sullivan	(05) Ward J. Timken

	☐ FOR all nominees listed above		☐ WITHHOLD AUTHORITY to vote for all nominees listed above
(except as marked to the contrary below)

To withhold authority to vote for any individual nominee, write that nominee’s name or number on the line below:

2.	Approval of The Timken Company Long-Term Incentive Plan, as amended and restated as of February 6, 2004.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	PLEASE CHECK THIS BOX IF YOU CONSENT TO ACCESS FUTURE ANNUAL REPORTS AND PROXY MATERIAL VIA THE INTERNET ONLY.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.